AMENDMENT TO AMENDED AND RESTATED
                  ADMINISTRATION AGREEMENT DATED APRIL 1, 2007

     THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 1st day of April, 2007 (the "AMENDMENT EFFECTIVE DATE"), by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf of LSV Value Equity Fund (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, LSV Asset Management, advisor of the Fund Complex, shall be referred to as the "ADVISOR."

     WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002, amending and restating the Administration Agreement dated as of November 14, 1991 (the "AGREEMENT"); and

     WHEREAS, the parties entered into a Schedule, dated March 15, 1999 ("SCHEDULE"), pursuant to which the Trust agreed to pay for and SEI GFS agreed to provide certain services on behalf of the Fund Complex.

     WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement and the Schedule as provided herein.

     NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

     1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new schedule is added to the Agreement as set forth in Attachment 1 to this Amendment, which replaces the Schedule previously agreed by the parties.

     2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

     3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

     5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         THE ADVISORS' INNER CIRCLE FUND,
         ON BEHALF OF LSV VALUE EQUITY FUND,
         LSV CONSERVATIVE CORE EQUITY FUND AND
         LSV CONSERVATIVE VALUE EQUITY FUND

         BY: /S/ JOSPEH M. GALLO
             ----------------------------------
             Name: Joseph M. Gallo
             Title: Vice President & Secretary


         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY: /S/ JOHN ALSHEFKI
             ----------------------------------
             Name: John Alshefki
             Title: Senior Vice President


         AGREED TO AND ACCEPTED BY:
         LSV VALUE EQUITY FUND

         BY: /S/ TREMAINE ATKINSON
             ----------------------------------
             Name: Tremaine Atkinson
             Title: COO










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                                  ATTACHMENT 1

                              LSV VALUE EQUITY FUND
                        LSV CONSERVATIVE CORE EQUITY FUND
                       LSV CONSERVATIVE VALUE EQUITY FUND

                                   SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND,
                       ON BEHALF OF LSV VALUE EQUITY FUND
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUNDS:                   LSV Value Equity Fund
                         LSV Conservative Core Equity Fund
                         LSV Conservative Value Equity Fund

FEES: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:         7.0 basis points on the first $1 Billion in assets;
                         6.0 basis points on assets between $1 Billion and $1.5
                         Billion;
                         4.0 basis points on assets between $1.5 Billion and $3
                         Billion;
                         3.5 basis points on assets greater than $3 Billion.

                         The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund Complex during the period.

ANNUAL MINIMUM FEE:      The Annual Minimum Fee shall be $150,000 per
                         portfolio. In addition, the Annual Minimum Fee shall be increased by $25,000 for each additional class established after the date hereof.

TERM: Contract term is five years from and after the Amendment Effective Date and may automatically renew for successive terms of one year each unless either party provides notice of non-renewal at least thirty days prior to the end of the current term.


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OUT-OF-POCKET EXPENSES:  The Fund Complex will reimburse Administrator for its reasonable out-of-pocket expenses incurred in connection with the performance of services under the Agreement, including, but not limited to travel, lodging, meals, telephone charges, faxes, delivery costs, photocopies and other similar expenses.






























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